Exhibit 4.1

MercadoLibre, Inc.

as Issuer

MercadoLibre S.R.L.,

eBazar.com.br Ltda.,

Ibazar.com Atividades de Internet Ltda.,

MercadoEnvios Servicos de Logistica Ltda.,

MercadoPago.com Representações Ltda.,

DeRemate.com de México, S. de R.L. de C.V.,

MercadoLibre, S. de R.L. de C.V.,

MercadoLibre Chile Ltda.

and

MercadoLibre Colombia Ltda.

as Initial Guarantors

INDENTURE

Dated as of                   , 20

The Bank of New York Mellon

as Trustee, Registrar, Paying Agent
and Transfer Agent

MERCADOLIBRE, INC.

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of                    , 20

Section of Trust Indenture Act of 1939	Section(s) of Indenture
§310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.8, 7.10
§311 (a)	7.11
(b)	7.11
(c)	Not Applicable
§312 (a)	2.4
(b)	10.2
§313 (a)	7.6
(b)	7.6
(c)	7.6
(d)	7.6
§314 (a)	4.2, 4.7
(b)	Not Applicable
(c)(1)	10.3
(c)(2)	10.3
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.4
§315 (a)	7.1(b)
(b)	7.5
(c)	7.1(a)
(d)	7.1(c)
(d)(1)	7.1(c)(1)
(d)(2)	7.1(c)(2)
(d)(3)	7.1(c)(3)
(e)	6.14
§316 (a)(1)(A)	6.12
(a)(1)(B)	6.13
(a)(2)	Not Applicable
(a)(last sentence)	2.10
(b)	6.8
§317 (a)(1)	6.3
(a)(2)	6.4
(b)	2.6
§318 (a)	10.19
___________
Note:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ii

iii

Indenture dated as of                  , 20    by and between MercadoLibre, Inc., a Delaware corporation (the “Company”), MercadoLibre S.R.L., eBazar.com.br Ltda., Ibazar.com Atividades de Internet Ltda., MercadoEnvios Servicos de Logistica Ltda., MercadoPago.com Representações Ltda., DeRemate.com de México, S. de R.L. de C.V., MercadoLibre, S. de R.L. de C.V., MercadoLibre Chile Ltda. and MercadoLibre Colombia Ltda. (collectively, the “Initial Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”), registrar, paying agent and transfer agent.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Securities (as defined below) issued under this Indenture.

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.          Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Transfer Agent or any other agent appointed pursuant to this Indenture.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. federal or state law or non-U.S. law for the relief of debtors.

“Bankruptcy Law Event of Default” means:

(1)          the Company or any of its Significant Subsidiaries, pursuant to or under or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case or proceeding to be adjudicated as bankrupt or insolvent;

(B)          consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or consents to the commencement of any case against it (or them);

(C)          consents to the appointment of a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or similar official of it (or them) or for all or any substantial part of its property;

(D)          makes a general assignment for the benefit of its (or their) creditors;

(E)          files an answer or consent seeking reorganization or relief;

(F)          admits in writing its inability to pay its (or their) debts generally; or

(G)          consents to the filing of a petition in bankruptcy;

(2)
a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Significant Subsidiary, or of all or any substantial part of the property of the Company or any Significant Subsidiary;

(3)

a court of competent jurisdiction approves as properly filed an involuntary bankruptcy or insolvency petition against the Company or any Significant Subsidiary, or of all or any substantial part of the property of the Company or any Significant Subsidiary, and such decree remains undischarged or unstayed and in effect for  a period of 90 days; or

(4)
a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or similar official is appointed out of court with respect to the Company or any Significant Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Significant Subsidiary.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, suspension of payments, reorganization or similar proceedings, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor, in each case other than a solvent liquidation complying with the requirements of Article VI.

“Board of Directors” means the Board of Directors, managing partner or similar governing body of the Company, or any Guarantor, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as applicable, to have been adopted by its Board of Directors or pursuant to authorization by its Board of Directors and to be in full force and effect on the date of the certification and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution and Officer’s Certificate or by supplemental indenture for a particular Series, any day except a Saturday, a Sunday, or a legal holiday or a day on which commercial banks and foreign exchange markets in any of the City of New York, New York or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” means (1) in the case of a corporation, corporate stock or shares in the capital of the corporation; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Certificated Securities” means definitive Securities in registered non-global certificated form.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns.

“Company Order” or “Company Request” means a written request or order signed in the name of the Company by any of the Company’s Officers.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which, as of the date hereof is the address set forth in Section 11.1.

“Covenant Defeasance” has the meaning assigned to it in Section 9.1.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such Series by the Company which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.2.

“Dollars” or “U.S.$” means the currency of The United States of America.

“Event of Default” has the meaning provided in Section 7.1

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended or any successor statute or statutes thereto.

“Excluded Subsidiary” means any Subsidiary that: (i) is not or ceases to be a Wholly Owned Subsidiary of the Company as a consequence of a third party investing in or acquiring Capital Stock of such Subsidiary for fair market value, as determined in good faith by the Company; (ii) is prohibited or restricted by applicable law or regulation from being or becoming a Guarantor or, if the guarantee of the Securities would require governmental (including regulatory) consent, approval, license or authorization, or is or becomes a regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, and in each case, the Company reasonably determines that the granting or maintenance of a Guarantee by such Subsidiary is prohibited by, or would be unduly burdensome under, applicable laws or regulations; or (iii) in the case of any Subsidiary other than an Initial Guarantor, the Company reasonably determines that the granting or maintenance of a Guarantee by such Subsidiary would result in adverse tax consequences to the Company or any of its Subsidiaries.

“GAAP” means accounting principles generally accepted in the United States of America.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Government Obligations” means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depository receipt.

“Guarantee” means a guarantee by a Guarantor of the Company’s obligations under this Indenture and any Securities and as provided in the applicable Board Resolution and Officer’s Certificate or the applicable supplemental indenture establishing the terms of such Series of Securities.

“Guarantor” means the Initial Guarantors and any Person that issues a Guarantee of the Securities, either on the Issue Date or after the Issue Date in accordance with the terms of this Indenture; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the register maintained by the Registrar pursuant to the terms of the Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“indenture securities” means the Securities.

“Initial Guarantors” mean MercadoLibre S.R.L., eBazar.com.br Ltda., Ibazar.com Atividades de Internet Ltda., MercadoEnvios Servicos de Logistica Ltda., MercadoPago.com Representações Ltda., DeRemate.com de México, S. de R.L. de C.V., MercadoLibre, S. de R.L. de C.V., MercadoLibre Chile Ltda. and MercadoLibre Colombia Ltda.

“Issue Date” means, with respect to any Security, the first date of issuance of such Security.

“Legal Defeasance” has the meaning assigned to it in Section 9.1.

“lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Note Register” has the meaning assigned to it in Section 2.4.

“obligor” on the indenture securities means the Company issuing the Securities and any successor to such obligor upon the Securities, and any Guarantor, as applicable, and its successor.

“Officer” means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice-President, the Treasurer, a Director, the Chairman, the Secretary, any Assistant Treasurer,  Assistant Secretary or authorized officer of the Company or any Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or any Guarantor, as applicable.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee.  The counsel may be a direct or indirect employee of or counsel to the Company or any Guarantor, as applicable.

“Outstanding” has the meaning assigned to it in Section 2.9.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office responsible for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“Restricted Security” with respect to any Series of Securities, means “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities” means any debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series” or “Series of Securities” means each series of Securities of the Company created pursuant to Sections 2.1 and 2.2 hereof.

“Significant Subsidiary” means a Subsidiary of the Company that would constitute a “Significant Subsidiary” of the Company in accordance with Rule 1-02 under Regulation S-X under the Securities Act in effect on the Issue Date.

“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which the final payment of principal of such Security is due and payable. “Stated Maturity” when used with respect to indebtedness for borrowed money in Section 7.1(a)(4) hereof, means the date specified as the fixed date on which the final payment of principal of such indebtedness for borrowed money is due and payable.

“Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.

“Surviving Entity” has the meaning assigned to it in Section 6.1.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

“Triggering Indebtedness” means (i) any U.S. Dollar or Euro debt securities of the Company (other than the Securities) issued in the international capital markets, or (ii) any bilateral or syndicated credit facility extended by any financial institutions to the Company that has an aggregate principal amount at any one time outstanding in excess of U.S.$100 million.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“Unrestricted Securities”, with respect to any Series of Securities, means Securities that are not Restricted Securities.

“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person then outstanding and normally entitled to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.  The term “normally entitled” means without regard to any contingency.

“Wholly Owned Subsidiary” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Capital Stock of which (other than (x) director’s qualifying shares, and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

Section 1.2.          Other Definitions.
TERM	DEFINED IN SECTION
“Additional Amounts”	5.4
“Defaulted Interest”	2.13
“FATCA”	11.8
“Judgment Currency”	11.15
“New York Banking Day”	11.15
“Paying Agent”	2.4
“Process Agent”	11.17
“Registrar”	2.4
“Related Proceeding”	11.17
“Required Currency”	11.15
“Transfer Agent”	2.4

Section 1.3.          Rules of Construction.

Unless the context otherwise requires or is otherwise expressly provided:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          “or” is not exclusive;

(d)          words in the singular include the plural, and in the plural include the singular;

(e)          provisions apply to successive events and transactions; and

(f)          unless otherwise provided in this Indenture or in any Security, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Security or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

ARTICLE II.
THE SECURITIES

Section 2.1.          Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued from time to time in one or more Series.  All Securities of a Series shall be identical except as may be set forth in, or pursuant to a Board Resolution and Officer’s Certificate, or as may be set forth in, or pursuant to a supplemental indenture establishing the terms of such Series of Securities.

Section 2.2.          Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.29) by or pursuant to a Board Resolution and Officer’s Certificate or by or pursuant to a  supplemental indenture:

2.2.1.          the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series, except to the extent that additional Securities of an existing Series are being issued);

2.2.2.          the aggregate principal amount of the Securities of the Series to be issued;

2.2.3.          any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 4.6 or 10.6);

2.2.4.          the date or dates or periods during which the Securities of the Series may be issued, and the dates on, or the range of dates within, which the principal and premium, if any, of the Securities of the Series is payable or the method by which such date or dates shall be determined or extended;

2.2.5.          the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest or the manner of calculation of such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the date on which any such interest shall be payable, and the record dates for the determination of Holders to whom interest is payable on such interest payment dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral.

2.2.6.          the place or places, if any, in addition to or instead of the Corporate Trust Office where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be presented for registration of transfer or exchange or conversion and the place or places where notices and demands to or upon the Company with respect to the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in this Indenture;

2.2.7.          the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

2.2.8.          if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

2.2.9.          the obligation, if any, of the Company to redeem or purchase, if other than as set forth herein, the Securities of the Series pursuant to any sinking fund, amortization or analogous provisions,  or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repay, in whole or in part, pursuant to such obligation;

2.2.10.          the terms of any repurchase or remarketing rights;

2.2.11.          if other than denominations of U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;

2.2.12.          the forms of the Securities of the Series including the form of the Trustee’s certificate of authentication for such Series;

2.2.13.          any trustees, authenticating agents or Agents with respect to the Securities of the Series, if different from those set forth in this Indenture;

2.2.14.          if the Securities of the Series shall be issued in whole or in part in the form of one or more Global Securities, the type of Global Security to be issued; the terms and conditions, if different from those contained in this Indenture, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities in definitive registered form; the Depositary for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.14.3;

2.2.15.          the date as of which any Global Security of the Series shall be dated if other than the Issue Date of such Series;

2.2.16.          any provisions granting special rights to Holders when a specified event occurs;

2.2.17.          if the amount of principal or any premium or interest on Securities of any Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

2.2.18.          any special tax implications of the Securities, including provisions for original issue Discount Securities, if offered;

2.2.19.          whether and upon what terms Securities of the Series may be defeased if different from the provisions set forth in this Indenture;

2.2.20.          with regard to the Securities of any Series that do not bear interest, the dates for certain required reports to the Trustee;

2.2.21.          whether the Securities of any Series will be issued as Unrestricted Securities or Restricted Securities, and, if issued as Restricted Securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

2.2.22.          the form and terms of any Guarantees on the Securities of the Series and any guarantees on the Securities of the Series, if different from, or in addition to, the Guarantees provided pursuant to this Indenture;

2.2.23.          the currency or currencies in which payment of the principal of, premium, if any, and interest on, the Securities of the Series shall be payable;

2.2.24.          if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.2;

2.2.25.          the provisions, if any, relating to any security provided for the Securities of the Series;

2.2.26.          any additional covenants or Events of Default that will apply to the Securities of the Series, or any changes to the covenants set forth in Article V or the Events of Default set forth in Section 7.1 that will apply to the Securities of the Series, which may consist of establishing different terms or provisions from those set forth in Article V or Section 7.1 or eliminating any such covenant or Event of Default with respect to the Securities of the Series;

2.2.27.          any Depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

2.2.28.          whether the Securities of the Series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind or property of the Company or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange; and

2.2.29.          any and all additional, eliminated or changed terms that shall apply to the Securities of the Series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of Securities of that Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution and Officer’s Certificate or by or pursuant to the supplemental indenture referred to above.

Section 2.3.          Execution and Authentication.

An Officer of the Company shall sign the Securities for the Company by manual, facsimile or electronic signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual, facsimile or electronic signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution and Officer’s Certificate or in the supplemental indenture, upon receipt by the Trustee of a Company Order.  Each Security shall be dated the date of its authentication unless otherwise provided by the relevant Board Resolution and Officer’s Certificate or the relevant supplemental indenture.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution and Officer’s Certificate or in the supplemental indenture delivered pursuant to Section 2.2.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 8.2) shall be fully protected in relying on:  (a) the Board Resolution and Officer’s Certificate or the supplemental indenture establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 11.4, and (c) an Opinion of Counsel complying with Section 11.4.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series:  (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a committee of Responsible Officers shall determine that such action would expose the Trustee to personal liability.

The Trustee may appoint an authenticating agent to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.4.          Paying Agent, Registrar and Transfer Agent.

The Company will maintain one or more paying agents (each, a “Paying Agent”) for the Securities in the Borough of Manhattan, City of New York.  The initial Paying Agent will be The Bank of New York Mellon and thereafter “Paying Agent” shall mean or include each Person who is then a Paying Agent hereunder, and if at any time there is more than one such Person, “Paying Agent” as used with respect to the Securities of any Series shall mean the Paying Agent with respect to Securities of that Series.

The Company will also maintain one or more registrars (each, a “Registrar”) with an office in the Borough of Manhattan, City of New York.  The Company will also maintain a transfer agent (each a “Transfer Agent”) in the Borough of Manhattan, City of New York.  The initial Registrar will be The Bank of New York Mellon and thereafter “Registrar” shall mean or include each Person who is then a Registrar hereunder, and if at any time there is more than one such Person, “Registrar” as used with respect to the Securities of any Series shall mean the Registrar with respect to Securities of that Series.  The initial Transfer Agent will be The Bank of New York Mellon and thereafter “Transfer Agent” shall mean or include each Person who is then a Transfer Agent hereunder, and if at any time there is more than one such Person, “Transfer Agent” as used with respect to the Securities of any Series shall mean the Transfer Agent with respect to Securities of that Series.  The Registrar will maintain a register reflecting ownership of Securities outstanding from time to time and the Paying Agent will make payments on, and the Transfer Agents will facilitate transfer of Securities, on the behalf of the Company.  The Company shall maintain an up-to-date copy of such register of its Securities (the “Note Register”) at its registered office, and the Registrar shall provide upon written request by the Company an up-to-date copy thereof.  Each Transfer Agent shall perform the functions of a transfer agent.

The Company may change any Paying Agent, Registrar or Transfer Agent for its Securities without prior notice to the Holders.

Section 2.5.          Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent appointed by it other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

Section 2.6.          Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities, and the Company shall otherwise comply with TIA § 312(a).

Section 2.7.          Transfer and Exchange.

Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if the requirements for such transactions set forth in this Indenture are met.  To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request upon the Trustee’s receipt of a Company Order from the Company.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment or other  governmental charge that may be imposed in connection with any registration or transfer or exchange of Securities, other than those expressly provided in this Indenture, to be made at the Company’s own expense or without expense or charge to the Holders. The transfer of any Security shall not be valid against the Company or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the delivery of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such delivery, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

In the event that a Surviving Entity (as defined in Section 6.1) has executed an indenture supplemental hereto with the Trustee pursuant to Section 10.1, any of the Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Securities executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Securities as specified in such Company Order for the purpose of such exchange.  If Securities shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.7 in exchange or substitution for or upon registration of transfer of any Securities, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

Section 2.8.          Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor, form, terms and principal amount and bearing a number not contemporaneously outstanding, and neither gain nor loss in interest shall result from such exchange or substitution.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

Upon the issuance of any new Security under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9.          Outstanding Securities.

The Securities “outstanding” at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Security, if applicable, effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.9 as not outstanding.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

The Company may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.2.

Section 2.10.          Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.11.          Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of Maturity in exchange for temporary Securities.  Until so exchanged, temporary Securities shall have the same rights under this Indenture as the definitive Securities.

Section 2.12.          Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Agents shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company unless the Company otherwise directs the Trustee in writing.  The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13.          Defaulted Interest.

(a)
If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest (herein called “Defaulted Interest”), plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders of the Series on either of the following manners contemplated on (i) or (ii) below:

(i)
The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Company, in consultation with the Trustee, shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly thereafter, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be transmitted to the Holders of such Securities at their addresses as they appear in the register, not less than 10 calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been transmitted as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)
The Company may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed or of any automated quotation system on which any such Securities may be quoted, and upon such notice as may be required by such exchange or quotation system, as applicable, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b)          Subject to the foregoing provisions in this Section 2.13, each Security delivered under this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.14.          Global Securities.

2.14.1.
Terms of Securities.  Either (i) a Board Resolution and an Officer’s Certificate or (ii) a supplemental indenture shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

2.14.2.
Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.7 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of this Indenture for Certificated Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Certificated Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.14.3.
Legend.  Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

2.14.4.
Acts of Holders.  The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

2.14.5.
Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof, which in the case of a Depositary therefor will be made in accordance with its applicable procedures.

2.14.6.
Holders.  The Company, the Trustee and each Agent shall treat the Person in whose name any Security is registered in the register maintained by the Registrar as the Holder for all purposes including for purposes of obtaining any consents, declarations, waivers or directions permitted or required to be given by the Holders pursuant to this Indenture.

If the principal of, premium, if any, or interest on any Security is payable in a foreign currency and such currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to Holders of the Securities by making such payment in U.S. Dollars in an amount equivalent of the amount payable in such other currency at the Exchange Rate as determined pursuant to following paragraph.  Notwithstanding any provisions to the contrary herein, any payment made under such circumstances in U.S. Dollars where the required payment is in a Currency other than U.S. Dollars shall not constitute an Event of Default under this Indenture.

Any decision or determination to be made regarding the Exchange Rate shall be made by the Company or an agent appointed by the Company (the Company, in such capacity, or such agent, the “Currency Determination Agent”); provided that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Company at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 2.1 for the making of such decision or determination.  Unless otherwise specified pursuant to Section 2.1, “Exchange Rate” shall mean, for any currency, the noon buying rate in New York City for cable transfers for such currency as the applicable Exchange Rate, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available rate.  All decisions and determinations of such agent regarding the Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of the Securities.

2.14.7.          None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 2.15.          Form of Face of Security.

MercadoLibre, Inc.

..........................................................................

No. .........
CUSIP No. .............
ISIN .............
Common Code .............	U.S.$ ........

MercadoLibre, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ......................................., or registered assigns, the principal sum of ................................ Dollars as revised by the Schedule of Increases and Decreases in Global Note attached hereto on ..................................................... (unless earlier redeemed, in which case, on the applicable redemption date) [if the Security is to bear interest prior to maturity, insert — , and to pay interest thereon from ............. or from the most recent interest payment date to which interest has been paid or duly provided for semi-annually in arrears on ............ and ............ of each year, commencing on ........., and at the maturity thereof, at the rate of ....% per annum, until the principal hereof is paid or made available for payment [if applicable, insert — ; provided that any principal, premium and any such installment of interest, which is overdue shall bear interest at the rate of ...% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 2.13 of the Indenture].

The interest so payable, and punctually paid or duly provided for, on any interest payment date shall, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the record date for such interest, which shall be the ....... and ....... (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for on any interest payment date shall forthwith cease to be payable to the Holder on the relevant record date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture].

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of the principal of and premium, if any, and interest on this Security will be made pursuant to the applicable procedures of the Depositary as permitted in the Indenture; provided, however, that if this Security is not a Global Security, payment may be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof; and provided, further, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated:_____________

MERCADOLIBRE, INC.
By:
Name:
Title:

Section 2.16.          Form of Reverse of Security.  This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of               , 20    (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company, the Initial Guarantors and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — , limited in aggregate principal amount to U.S.$...........].

[If applicable, insert — Additional Securities on terms and conditions identical to those of the Securities of this series (except for issue date, issue price and the date from which interest shall accrue and, if applicable, first be paid) may be issued by the Company without the consent of the Holders of the Securities of this series.  The amount evidenced by such additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities of this series, in which case the Schedule of Increases and Decreases in Global Note attached hereto will be correspondingly adjusted.]

In any case where any interest payment date, redemption date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Securities) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, redemption date or at the Stated Maturity, as the case may be; provided that no interest shall accrue for the period from and after such interest payment date, redemption date or Stated Maturity, as the case may be.

The Indenture permits, with certain exceptions as therein provided, without the consent of any Holder of Securities of a Series, the Company, any Guarantor of the Securities of a Series, if applicable, and the Trustee to amend, modify or supplement this Indenture or any supplemental indenture, such Series of Securities or any Guarantee of such Series of Securities.  The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of a Series at the time outstanding, on behalf of the Holders of all Securities of that Series, to amend or supplement to, or waive certain Defaults or Events of Default and its consequences or compliance with any provision of, the Indenture or Securities of a Series or any applicable Guarantee of a Series of Securities, except that certain amendments cannot be given without the consent of each Holder affected thereby. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this Series, the Holders of not less than 25% in principal amount of the Securities of this series at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Note Register, upon surrender of this Security for registration of transfer at the office of the Transfer Agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Transfer Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, any Agent and any other agent of the Company or of the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, any Agent nor any such other agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 2.7 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT—____________
TEN ENT - as tenants by the	(Cust)
entireties	Custodian _____________ under Uniform
JT TEN - as joint tenants with right	(Minor)
of survivorship and not as	Gifts to Minors Act ______________
tenants in common	(State)

Additional abbreviations may also be used
though not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

Section 2.17.          Form of Trustee’s Certificate of Authentication.  This is one of the Securities referred to in the within-mentioned Indenture.

Dated: ____________________

The Bank of New York Mellon,
as Trustee
By: _______________________
Authorized Signatory

Section 2.18.          CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP,” “ISIN” and or “Common Code” numbers (if then generally in use), and, thereafter, with respect to such series, the Trustee shall use “CUSIP,” “ISIN” and or “Common Code” numbers in notices of redemption or exchange as a convenience to Holders, with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.19.        Guarantees. Any Series of Securities may be guaranteed by one or more Guarantors. The terms and the form of any such Guarantee will be established in the manner contemplated by Section 2.2 for that particular Series of Securities.

ARTICLE III.
GUARANTEES
Section 3.1.          Guarantee.

(a)          Other than as set forth herein or in any supplemental indenture, the Company shall have the right to designate, in its sole discretion, any Subsidiary as a Guarantor of the Securities of any Series.

(b)          Subject to this Section 3.1, each Guarantor of Securities of any Series hereby unconditionally guarantees to each Holder of Securities of such Series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

(A)          the principal of, premium on, if any, and interest, if any, on, the Securities of such Series and all other amounts payable by the Company under the Indenture will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Securities of such Series, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder (such guaranteed obligations, the “Guaranteed Obligations”) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(B)          in case of any extension of time of payment or renewal of any Securities of such Series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be obligated to pay the same immediately. Each Guarantor agrees that its Guarantee is a guarantee of payment and not a guarantee of collection.

(c)          Each Guarantor hereby agrees that its obligations under its Guarantee are unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged with respect to the Securities except by complete performance of the obligations contained in the Securities and the Indenture.

(d)          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, each Guarantor’s Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e)          Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders with respect to the Securities in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby with respect to the Securities. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII of this Indenture for the purposes of the Guarantors’ Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VII of this Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by any Guarantor for the purpose of such Guarantor’s Guarantee.

(f)          Each of the Guarantors further expressly waives irrevocably and unconditionally:

(1)
Any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Company or any other Person (including any Guarantor or any other guarantor) before claiming from it under this Indenture;

(2)
Any rights and benefits arising from Articles 775, 776, 777, 829, 830 and 831 (other than with respect to defenses or motions based on documented payment (pago), reduction (quita), extension (espera) or release or remission (remisión), 1583, 1584, 1585 and 1589 (beneficios de excusión y división), 1594, 1592, 1596 and 1598 of the Argentine Civil and Commercial Code;

(3)
Any rights to the benefits of orden, excusión, división, quita and espera arising from Articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2837, 2839, 2840, 2845, 2846, 2847 and any other related or applicable Articles that are not explicitly set forth herein because of the Guarantor’s knowledge thereof, of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and for the Federal District of Mexico;

(4)
Any rights to the benefits of ordem arising from Article 827 and any other related or applicable Articles that are not explicitly set forth herein because of the Guarantor’s knowledge thereof, of the Brazilian Civil Code (Código Civil Brasileiro);

(5)
Any rights to the beneficio de excusión contemplated in Section 2357 of the Chilean Civil Code (Código Civil de Chile), the beneficio de división contemplated in Section 2367 of the Chilean Civil Code; the right granted to any Guarantor incorporated under the laws of Chile under Section 2355 of the Chilean Civil Code; the right or possibility of withdraw upon the non-existence of the primary obligation, as contemplated by Section 2339 of the Chilean Civil Code and the right granted to any Guarantor incorporated under the laws of Chile by Section 1649 of the Chilean Civil Code in the case of mere extension of the term of the Securities;

(6)
Any right to which it may be entitled to have the assets of the Company or any other Person (including any Guarantor or any other guarantor) first be used, applied or depleted as payment of the Company’s or the Guarantors’ obligations hereunder, prior to any amount being claimed from or paid by any of the Guarantors hereunder; and

(7)
Any right to which it may be entitled to have claims hereunder divided between the Guarantors.

Section 3.2.       Limitation on Guarantor Liability.

(a)          Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of any Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of the each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 3.3.       Execution and Delivery of Guarantee. The terms of the Guarantees set forth in Section 3.1 do not require any Guarantor to evidence its Guarantee through any notation of such Guarantee endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee.

The Guarantees set forth in Section 3.1 hereof will remain in full force and effect without any requirement to endorse on each Security a notation of such Guarantees.

The delivery of any Securities by the Trustee, after the authentication thereof, will constitute due delivery of the Guarantees on behalf of each Guarantor.

Section 3.4.          Releases.

(1)
The Guarantee of a Guarantor shall be automatically and unconditionally released and discharged and shall thereupon terminate and be of no further force and effect, and no further action by such Guarantor, the Issuers or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(A)          the sale, exchange, disposition or other transfer (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Subsidiary) otherwise permitted by the Indenture;

(B)          a Legal Defeasance or a Covenant Defeasance of the Series of Securities pursuant to Article IX of this Indenture;

(C)          a satisfaction and discharge of this Indenture pursuant to Section 9.5 of this Indenture;

(D)          the release or discharge of the Guarantee by such Guarantor of the Triggering Indebtedness or the repayment of the Triggering Indebtedness, in each case, that resulted in the obligation of such Subsidiary to become a Guarantor; provided that in no event shall the Guarantee of an Initial Guarantor terminate pursuant to this provision; or

(E)          such Guarantor becoming an Excluded Subsidiary or ceasing to be a Subsidiary;

provided, in each case, such transactions are carried out pursuant to and in accordance with all applicable covenants and provisions hereof.  At the option of the Company, the release of a Guarantor may be evidenced by the delivery of an Officer’s Certificate to the Trustee.

(b)          If a Guarantor is not released from its obligations under its Guarantee as provided in this Section 3.4 such Guarantor will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Securities and for the other obligations of such Guarantor under this Indenture as provided in this Section 3.1.

ARTICLE IV.
REDEMPTION

Section 4.1.        Notice to Trustee; No Liability for Calculations.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay such Series of Securities or may covenant to redeem and pay such Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for, as applicable, in the Board Resolution and Officer’s Certificate or in the supplemental indenture relating to such Series.  If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Series of Securities to be redeemed at least five days before the date that notice of redemption is to be given to the Holders of the Securities (or such shorter notice as may be acceptable to the Trustee).  The Trustee shall have no liability with respect to or obligation to calculate the redemption price of any Securities to be redeemed pursuant to this Indenture.

Section 4.2.          Selection of Securities to be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution and Officer’s Certificate or by a supplemental indenture, if fewer than all of the Securities of a Series are to be redeemed at any time, the Trustee will select the Securities of such Series to be redeemed on a pro rata basis (or, in the case of Securities issued in global form, such Securities of such Series to be redeemed shall be selected in accordance with the procedures of the Depositary therefor) unless otherwise required by law or applicable stock exchange.  The Trustee will not be liable for selections made as contemplated in this section.

No Securities of a Series in principal amount of less than the minimum authorized denomination can be redeemed in part.

Notices of purchase or redemption will be given to each Holder pursuant to Section 4.3 and Section 11.1.

Section 4.3.          Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution and Officer’s Certificate or by supplemental indenture, at least 10 days but not more than 30 days before a redemption date, the Company will deliver a notice of redemption to each Holder whose Securities are to be redeemed in accordance with Section 11.1, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture pursuant to Article IX hereof.

The Company may make any redemption or redemption notice subject to the satisfaction of conditions precedent. If such redemption or notice is subject to the satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time (but no more than 60 days after the date of the notice of redemption) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person.

The notice shall identify the Securities to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and will state:

(a)
the redemption date;

(b)
the redemption price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(c)
if any Global Security is being redeemed in part, the portion of the principal amount of such Global Security to be redeemed and that, after the redemption date upon surrender of such Global Security, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(d)
if any Certificated Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed, and that, after the redemption date, upon surrender of such Security, a new Certificated Security or Certificated Securities in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Certificated Security;

(e)
the name and address of the Paying Agent(s) to which the Securities are to be surrendered for redemption;

(f)
that Securities called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(g)
that, unless the Company defaults in making such redemption payment, interest and Additional Amounts, if any, on Securities called for redemption cease to accrue on and after the redemption date;

(h)
that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(i)
the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(j)
that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least five days prior to the date that notice of redemption is to be given to the Holders of the Securities (or such shorter notice as may be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 4.4.          Effect of Notice of Redemption.

Except for any notice of redemption that is subject to the satisfaction of conditions precedent, once notice of redemption is given as provided in Section 4.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

On or after any purchase or redemption date, unless the Company or any Guarantor, as applicable, defaults in payment of the purchase or redemption price, interest shall cease to accrue on Securities or portions thereof tendered for purchase or called for redemption.

Section 4.5.          Deposit of Redemption Price.

On or before 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with a Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

Section 4.6.          Securities Redeemed in Part.

Upon surrender of a Certificated Security that is redeemed in part, upon receipt of a Company Order, the Trustee shall authenticate for the Holder a new Certificated Security of the same Series and the same Maturity equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE V.
COVENANTS

Section 5.1.          Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest on the Securities of that Series in accordance with the terms of such Securities and this Indenture.  Unless otherwise provided by Board Resolution and Officer’s Certificate or by supplemental indenture for a particular Series, on or before 10:00 a.m., New York City time, on the applicable payment date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of, premium, if any, and interest, if any, on the Securities of each such Series in accordance with the terms of such Securities and this Indenture.

Section 5.2.          Compliance Certificate.

(a)          The Company shall deliver to the Trustee, within 120 days after the end of its fiscal year (which as of the date of this Indenture is December 31, or if the fiscal year with respect to the Company is changed so that it ends on a date other than December 31, such other fiscal year end date as the Company shall notify to the Trustee in writing) of the Company, an Officer’s Certificate complying with TIA § 314(a)(4) and stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his/her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)          The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, written notice specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 5.3.          Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.4.           Additional Amounts. If any Securities of a Series provide for the payment of additional amounts (“Additional Amounts”) as may be necessary so that each payment of interest, premium or principal in respect of such Series of Securities shall not be less than the amount provided for in such Series of Securities after deducting or withholding an amount for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed with respect to that payment, the Company agrees to pay to the Holder of any such Security Additional Amounts to the extent provided in or pursuant to this Indenture or such Securities. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security of any Series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such Series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Section 5.5.          Reports.

(a)          If at any point the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish or cause to be furnished to the Trustee in English (for distribution only to the Holders of Securities upon their request):

(1)          within 60 days after the end of the first, second and third quarters of the Company’s fiscal year (commencing with the quarter ending immediately following the Company no longer being subject to such reporting requirements), quarterly unaudited financial statements (consolidated) prepared in accordance with GAAP of the Company for such period; and

(2)          within 120 days after the end of the fiscal year of the Company (commencing with the first fiscal year ending immediately following the Company no longer being subject to such reporting requirements), annual audited financial statements (consolidated) prepared in accordance with GAAP of the Company for such fiscal year and a report on such annual financial statements by the Company’s auditors.

(b)          Notwithstanding the foregoing, if the Company makes available the reports described in this Section 5.5 on its website, it will be deemed to have satisfied the reporting requirements set forth in this Section 5.5. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE VI.
SUCCESSORS

Section 6.1.          Consolidation, Amalgamation, Merger and Sale of Assets.

(a)          The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Subsidiaries), to any Person unless:

(1)          either:

(A)          the Company is the surviving or continuing Person; or

(B)          the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Subsidiaries substantially as an entirety (the “Surviving Entity”):

(i)          is a corporation or company organized or incorporated and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

(ii)          expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance and observance of the covenants of the Securities and the Indenture on the part of the Company to be performed or observed;

(2)          immediately before and immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing;

(3)          if the surviving or continuing Person is not the Company, any Guarantor, if applicable, has confirmed by supplemental indenture that its Guarantee will apply to the obligations of the Surviving Entity in respect of the Indenture and the Securities; and

(4)          the Company or the Surviving Entity has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture(s), if any, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to the transaction have been satisfied.

(b)          For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c)          The provisions of clause (b) above will not apply to any merger or consolidation of the Company into an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another jurisdiction so long as the Indebtedness (as defined in the applicable supplemental indenture) of the Company and its Subsidiaries taken as a whole is not increased thereby.

(d)
No Guarantor may consolidate with or merge with or into any Person, or sell, convey, transfer or dispose of, all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or permit any Person to merge with or into the Guarantor unless:

(i)
the other Person is the Company or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction;

(ii)
(1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Guarantee; and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(iii)
the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary) otherwise permitted by this Indenture or any supplemental indenture.

(e)
The foregoing clauses of this Section 5.1 shall not apply to (i) any transfer of assets by the Company to any Subsidiary, (ii) any transfer of assets among Subsidiaries, or (iii) any transfer of assets to the Company.

(f)
Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Subsidiaries in accordance with this covenant, in which the Company is not the continuing Person, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Securities with the same effect as if such Surviving Entity had been named as such and the Company shall be relieved of its obligations under the Indenture and the Securities, and from time to time such entity may exercise each and every right and power of the Company under this Indenture, in the name of the Company, or in its own name; and any act or proceeding by any provision of this Indenture, in the name of the Company or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any officer of the Company may be done with like force and effect by the like board of directors or officer of any entity that shall at the time be the successor of the Company hereunder. In the event of any such sale or conveyance, the Company (or any successor entity which shall theretofore have become such in the manner described in this Section 6.1) shall be discharged from all obligations and covenants under this Indenture and the Securities and may thereupon be dissolved and liquidated. For the avoidance of doubt, compliance with this covenant will not affect the obligations of the Company (including a Surviving Entity, if applicable) under any change of control payment provision set forth in any supplemental indenture, if applicable.

ARTICLE VII.
DEFAULTS AND REMEDIES

Section 7.1.          Events of Default.

(a)          The following are “Events of Default” with respect to the Company’s Securities of any Series, unless in the establishing Board Resolution and Officer’s Certificate or the establishing supplemental indenture, it is provided that such Series shall not have the benefit of said Event of Default:

(1)
default in the payment when due of the principal of or premium, if any, on (including, in each case, any related Additional Amounts) such Series;

(2)
default for 30 days or more in the payment when due of interest (including any related Additional Amounts) on such Series;

(3)
the failure by the Company or any Subsidiary to comply with any other covenant or agreement contained in the Indenture or the Securities for 90 days or more after written notice to the Company thereof from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such Series;

(4)
default by the Company or any Significant Subsidiary under any indebtedness for borrowed money which:

(A)          is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness for borrowed money prior to the expiration of any applicable grace period provided in such indebtedness for borrowed money on the date of such default; or

(B)          results in the acceleration of such indebtedness for borrowed money prior to its Stated Maturity;

and the principal or accreted amount of indebtedness for borrowed money covered by clause (A) or (B) at the relevant time aggregates U.S.$75 million (or the equivalent in other currencies) or more;

(5)
failure by the Company or any of its Significant Subsidiaries to pay one or more final judgments against any of them, aggregating U.S.$75 million (or the equivalent in other currencies) or more, which are not paid, discharged or stayed for a period of 90 days or more (to the extent not covered by a reputable and creditworthy insurance company);

(6)
the occurrence of a Bankruptcy Law Event of Default;

(7)
except as permitted herein or in the applicable supplemental indenture, any Guarantee, if applicable, is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Guarantor denies or disaffirms its obligations under its Guarantee; provided that any Guarantee of a Guarantor becoming unenforceable or invalid as a result of a change in law or regulations shall not constitute an Event of Default; or

(8)          any other Event of Default provided in the Officer’s Certificate, supplemental indenture or Board Resolution under which such Series of Securities is issued.

(b)          The Company shall, upon becoming aware of any Default or Event of Default, deliver to the Trustee written notice of such Default or Event of Default, the status thereof and what action the Company is taking or proposes to take in respect thereof. In the absence of any such notice of Default or Event of Default from the Company, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default.

(c)          A Default under one Series of Securities issued under this Indenture will not necessarily be a default under another Series of Securities under this Indenture.

Section 7.2.          Acceleration of Maturity; Rescission and Annulment.

(a)          If an Event of Default for a Series of Securities occurs and is continuing (other than an Event of Default referred to in Section 7.1(a)(6) with respect to the Company), the Trustee or the Holders of at least 25% in principal amount of such Series of outstanding Securities may declare the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Securities of such Series to be immediately due and payable by notice in writing to the Company (if given by the Trustee or the Holders) and the Trustee (if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration.” If an Event of Default specified in Section 7.1(a)(6) occurs with respect to the Company, then the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Securities of such Series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)          At any time after such a declaration of acceleration with respect to any Series has been made as described in Section 7.2(a) above, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and cancel such declaration and its consequences:

(1)
if the rescission would not conflict with any judgment or decree;

(2)
if all existing Events of Default have been cured or waived, except nonpayment of  principal or interest that has become due solely because of the acceleration;

(3)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and if the Company has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances outstanding at that time.

(c)
No rescission will affect any subsequent Default or impair any rights relating thereto.

(d)
The Holders of a majority in principal amount of the outstanding Securities of a Series may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Securities of such Series.

(e)
Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then-outstanding Securities of a Series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Section 7.3.          Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)
default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)
default is made in the payment of principal of any Security at the Maturity thereof, or then, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company, or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.4.          Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)          to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)          to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.5.          Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 7.6.          Application of Money Collected.

Any money collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:          To the payment of all amounts due the Trustee under Section 8.7; and

Second:    To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third:         Any remaining amounts shall be repaid to the Company.

Section 7.7.          Limitation on Suits.

No Holder of Securities of any Series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

(a)          the Holder gives the Trustee written notice of a continuing Event of Default for such Series of Securities;

(b)          the Holders of at least 25% in principal amount of such outstanding Series of Securities make a written request to the Trustee to pursue the remedy;

(c)          the Holders of such Series furnish to the Trustee satisfactory indemnity;

(d)          the Trustee does not comply within 60 days; and

(e)          during that 60-day period, the Holders of a majority in principal amount of the outstanding Securities of such Series do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided that a Holder of a Security may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

Section 7.8.          Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 7.9.          Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10.          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 4.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11.          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.12.          Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:

(a)
such direction shall not be in conflict with any rule of law or with this Indenture;

(b)
the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c)
the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability or that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such direction.

Section 7.13.          Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except (i) a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration), or (ii) a Default in respect of a provision contained in this Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.14.          Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VIII.
TRUSTEE

Section 8.1.          Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)          Except during the continuance of an Event of Default with respect to the Securities of any Series:

(1)          the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)
in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)
this paragraph does not limit the effect of paragraph (b) of this Section 8.1;

(2)
the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)
the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.12.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article VIII.

(e)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

(f)          The Trustee shall not be liable for interest on or investment of any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.  All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on and Additional Amounts with respect to the Securities.

Section 8.2.          Rights of Trustee.

(a)          The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security or other paper or document.

(b)          Before the Trustee acts or refrains from acting, it may require instruction, an Officer’s Certificate or an Opinion of Counsel or both to be provided.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders of a majority in aggregate principal amount of the relevant Series of Securities outstanding.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor, if applicable, shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)          Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(g)          The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Securities pursuant to the provisions of this Indenture, unless such Holders of Securities shall have offered to the Trustee, security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby.

(h)          The Trustee shall not be deemed to have notice of any Event of Default with respect to the Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i)          The Trustee may at any time request, and the Company and any Guarantor, if applicable, shall each deliver an Officer’s Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)          Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, pandemic, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(k)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each other agent, custodian and other Person employed to act hereunder.

Section 8.3.          May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights and duties.  However, the Trustee is subject to Sections 8.10 and 8.11.

Section 8.4.          Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, sufficiency or adequacy of any offering materials, this Indenture, the Securities or any Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, and it shall not be responsible for any statement or recital herein or any statement in any offering materials or the Securities other than its certificate of authentication.

Section 8.5.          Notice of Defaults.

If a Default or Event of Default with respect to the Securities of any Series occurs and is continuing and it is actually known to the Trustee, the Trustee shall give to Holders of Securities of such Series a notice of the Default or Event of Default within 60 days after the Trustee has knowledge of such Default or Event of Default in accordance with Section 8.2(h).  Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on and Additional Amounts, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders of Securities of such Series to do so.

Section 8.6.          Reports by Trustee to Holders.

Within 60 days after May 15 of each year after the execution of this Indenture, the Trustee shall give to Holders of each Series of Securities and the Company a brief report dated as of such reporting date that complies with TIA § 313(a); provided, however, that if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date with respect to any Series of Securities, no report need be transmitted to Holders of such Series or the Company.  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports if and as required by TIA §§ 313(c) and 313(d).

A copy of each report at the time of its transmittal to Holders of a Series of Securities shall be filed by the Company with the SEC and each securities exchange, if any, on which the Securities of such Series are listed.  The Company shall notify the Trustee if and when any Series of Securities is listed on or delisted from any securities exchange.

Section 8.7.          Compensation and Indemnity.

The Company and any Guarantor, if applicable, jointly and severally, agree to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Company or any Guarantor and the Trustee shall from time to time agree in writing between the parties for all services rendered by it hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company and any Guarantor, if applicable, agree to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and any Guarantor, if applicable, jointly and severally, hereby indemnify the Trustee from, and agree to hold it harmless for, from and against any damage, cost, claim, loss, liability or expense (including, without limitation, the reasonable fees and expenses of the Trustee’s agents and counsel) incurred by it arising out of or in connection with its acceptance and administration of the trusts set forth under this Indenture, the performance of its obligations and/or the exercise of its rights hereunder, including, without limitation, the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person), except as set forth in the next following paragraph.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  The Company and any Guarantor, as applicable, shall defend the claim, with counsel reasonably acceptable to the Trustee, and the Trustee shall cooperate in the defense, unless, the Trustee, in its reasonable discretion, determines that any actual or potential conflict of interest may exist, in which case the Trustee may have separate counsel, reasonably acceptable to the Company and any Guarantor, as applicable, and the Company and any Guarantor shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent.

The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own negligence or bad faith.

To secure the payment obligations of the Company and any Guarantor, if applicable, in this Section 8.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of any Series.  Such lien and the obligations of the Company and any Guarantor, if any, under this Section 8.7 shall survive the satisfaction and discharge of this Indenture, the payment of the Securities and/or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

Section 8.8.          Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.8.

The Trustee may resign and be discharged at any time with respect to the Securities of one or more Series by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Securities of any Series may remove the Trustee with respect to the Securities of such Series by so notifying the Trustee and the Company.  The Company may remove the Trustee for any or all Series of the Securities if:

(a)          the Trustee fails to comply with Section 8.10;

(b)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)          a Custodian or public officer takes charge of the Trustee or its property; or

(d)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or becomes incapable of acting, if a vacancy shall occur in the office of Trustee for any reason, with respect to the Securities of one or more Series, the Company, by a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).  Within one year after the successor Trustee with respect to the Securities of any Series takes office, the Holders of a majority in principal amount of the Securities of such Series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any Series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of such Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

If the Trustee with respect to the Securities of a Series fails to comply with Section 8.10, any Holder of Securities of such Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such Series.

In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture.  The successor Trustee shall give a notice of its succession to Holders in accordance with Section 11.1.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.7.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more Series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, confer to each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.  Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Company, or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates.  Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 8.8, the obligations of the Company or any Guarantor, if applicable, under Section 8.7 shall continue for the benefit of the retiring Trustee or Trustees.

Section 8.9.          Successor Trustee by Merger, etc.

Subject to Section 8.10, if the Trustee consolidates, amalgamates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, amalgamation, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 8.10.          Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least U.S.$50 million as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee is subject to and shall comply with the provisions of TIA § 310(b) during the period of time required by this Indenture.  Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

Section 8.11.          Preferential Collection of Claims Against Company.

The Trustee is subject to and shall comply with the provisions of TIA § 311(a), as if such section applied hereto, excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a), as if such section applied hereto, to the extent indicated therein.

ARTICLE IX.
DISCHARGE OF INDENTURE

Section 9.1.          Legal Defeasance and Covenant Defeasance.

(a)          The Company may, at its option, at any time, upon compliance with the conditions set forth in Section 9.1.2, elect to have either Section 9.1(b) or Section 9.1(c) be applied to its obligations with respect to all the Securities of a Series and all obligations of any Guarantor under any Guarantee of such Series.

(b)          Upon the Company’s exercise under Section 9.1(a) of the option applicable to this Section 9.1(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.1.2, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such Series and any related Guarantees on the 91st day after the deposit specified in Section 9.1.2(a) (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such Series, which shall thereafter be deemed to be outstanding only for the purposes of the sections of this Indenture referred to in clause (1) or (2) of this Section 9.1(b), and the Company shall have been deemed to have satisfied all their other obligations under such Series, and hereunder (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(1)
the rights of Holders to receive solely from the trust described in Section 9.1.2(a) below, as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due;

(2)
the Company’s obligations with respect to such Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payments;

(3)
the rights, powers, trusts, duties and immunities of the Trustee as described in Article VIII and hereunder and the Company’s obligations in connection therewith; and

(4)
this Article IX.

Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.1(b) notwithstanding the prior exercise of its option under Section 9.1(c).

(c)          Upon the Company’s exercise under Section 9.1(a) of the option applicable to this Section 9.1(c), the Company and its Subsidiaries shall be, subject to the satisfaction of the applicable conditions set forth in Section 9.1.2, released and discharged from their obligations under the covenants (including, without limitation, the obligations contained in Sections 5.2, 5.4, and 5.5, and Article VI as well as those covenants included in any applicable supplemental indenture, with respect to the outstanding Securities and the operation of Sections 7.1(a)(4), (5), (6) and (7), but only as it applies to any Subsidiary, shall terminate on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be outstanding for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of a Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in the Indenture to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default with respect to the Securities or any Guarantees under Section 7.1, but, except as specified above, the remainder hereof and such Securities of such Series shall be unaffected thereby.

       9.1.2.          Conditions to Defeasance.  The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a)
the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in U.S. Dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as shall be sufficient without reinvestment, in the case of obligations of the United States, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay the principal of, premium, if any, and interest (including Additional Amounts) on a Series of Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)
in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from a nationally recognized law firm in the U.S. reasonably acceptable to the Trustee and independent of the Company to the effect that:

(1)          the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)          since the applicable Issue Date, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the beneficial owners of the Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)
in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from a nationally recognized law firm in the U.S. reasonably acceptable to the Trustee and independent of the Company to the effect that the beneficial owners of the Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)
no Default or Event of Default has occurred and is continuing on the date of the deposit pursuant to Section 9.1.2(a);

(e)          the Company has delivered to the Trustee an Officer’s Certificate stating that such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)          the Company has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g)          the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee and independent of the Company, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h)          the Company has delivered to the Trustee an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee and independent of the Company to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Section 9.2.          Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or Government Obligations deposited with it pursuant to Section 9.1 hereof.  It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of premium (if any) and interest on and any Additional Amounts with respect to the Securities of the Series with respect to which the deposit was made.

Section 9.3.          Repayment to Company.

The Trustee and the Paying Agent shall promptly pay to the Company (or to its designee) upon written request any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Company.

Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

Section 9.4.          Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to Securities of any Series in accordance with Section 9.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.1; provided, however, that if the Company has made any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

Section 9.5.          Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of any Securities, as expressly provided for herein) as to all outstanding Securities, and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)          either:

(1)          all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(2)          all Securities not theretofore delivered to the Trustee for cancellation have become due and payable at the Stated Maturity or will become due and payable within one year, including by reason of the giving of a notice of redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or Government Obligations sufficient without reinvestment to pay and discharge the entire Indebtedness (as defined in the applicable supplemental indenture) on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued and unpaid interest on the Securities to the date of deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or the redemption date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(b)          the Company has paid all other sums payable under this Indenture and the Securities by the Company; and

(c)          the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

ARTICLE X.
AMENDMENTS AND WAIVERS

Section 10.1.          Without Consent of Holders.

Without the consent of any Holder of Securities of a Series, the Company, any Guarantor of the Securities of a Series, if applicable, and the Trustee may amend, modify or supplement this Indenture or any supplemental indenture, such Series of Securities or any Guarantee of such Series of Securities in the following circumstances:

(1)
to cure any ambiguity, omission, defect or inconsistency contained therein;

(2)
to provide for the assumption by a Surviving Entity of the obligations of the Company or any Guarantor under the Indenture or applicable supplemental indenture;

(3)
to add Guarantees with respect to a Series of Securities or release a Guarantee in accordance with the terms of the Indenture or applicable supplemental indenture;

(4)
to secure the Securities;

(5)
to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(6)
to issue additional Securities of any Series in accordance with the Indenture; provided that if such additional Securities are not issued pursuant to a “qualified reopening” of the relevant original Series of Securities, are otherwise not treated as part of the same “issue” of debt instruments as the original Series of Securities or are issued with more than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes, then a separate CUSIP or ISIN shall be issued for such additional Securities;

(7)
to evidence the replacement of the Trustee as provided for under the Indenture;

(8)
if necessary, in connection with any release of any security permitted under the Indenture;

(9)
to make any other change that does not adversely affect the rights of any Holder in any material respect;

(10)
to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(11)
to conform the text of the Indenture, any supplemental indenture, the Guarantees or any Series of Securities to any provision of the prospectus or supplemental prospectus of any Series of Securities; and

With respect to any additional Guarantees to be added pursuant to Section 10.1(3), the Trustee is further authorized, without any further consents, to execute and deliver any additional documents that the Company identifies as necessary to effect such addition.

Section 10.2.          With Consent of Holders.

Other modifications to, amendments of, supplements to, waivers to any Existing Default or Event of Default and its consequences (other than regarding a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, such Securities of a Series, except a payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of, the Indenture or Securities of a Series or any applicable Guarantee of a Series of Securities may be made with the consent of the Holders of a majority in principal amount of the then-outstanding Securities of such Series issued under the Indenture, except that, without the consent of each Holder of such Securities of such Series affected thereby, no amendment may (with respect to any Securities of such Series held by a non-consenting Holder):

(1)
reduce the percentage of the principal amount of the outstanding Securities of such Series whose Holders must consent to an amendment, supplement or waiver;

(2)
reduce the rate of or change or have the effect of changing the time for payment of interest on any Securities of such Series;

(3)
change any place of payment where the principal of or interest on the Securities of such Series is payable;

(4)
reduce the principal of or change or have the effect of changing the fixed maturity of any Securities of such Series, or change the date on which any Securities of such Series may be subject to redemption, or reduce the redemption price therefor;

(5)
make any Securities if such Series payable in currencies other than that stated in the Securities of such Series;

(6)
make any change in provisions of the Indenture entitling each Holder of Securities of such Series to receive payment of principal of, premium, if any, and interest on such Securities of such Series on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of outstanding Securities of such Series to waive Defaults or Events of Default;

(7)
to the extent applicable, eliminate or modify in any manner any Guarantor’s obligations with respect to the Guarantees of such Series of Securities which adversely affects Holders of Securities of such Series in any material respect, except as contemplated in the Indenture or in the applicable supplemental indenture; and

(8)          make any change in the provisions of the Indenture described under Section 5.4 that adversely affects the rights of any Holder of Securities of such Series or amend the terms of the Securities of such Series in a way that would result in a loss of exemption from any applicable taxes.

For the avoidance of doubt, any amendment, supplement or waiver to any Series of Securities made with the consent of Holders of such Series of Securities, shall be made with respect to that Series of Securities only, and not any other Series of Securities.

In the event that consent is obtained from some of the Holders but not from all of the Holders with respect to any amendments or waivers pursuant to clauses (1) through (8) of this Section 10.2, new Securities of such Series with such amendments or waivers will be issued to those consenting Holders.  Such new Securities shall have separate CUSIP numbers and ISINs from those Securities of such Series held by non-consenting Holders.

Section 10.3.          Form of Amendments.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture and each supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.4.          Revocation and Effect of Consents.

Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the written notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (1) through (8) of Section 10.2.  In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

It will not be necessary for the consent of the Holders to approve the particular form of any proposed supplement, amendment or waiver, but it will be sufficient if such consent approves the substance of it.

The Company may set a record date for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Company as authorized or permitted by this Section.  Such record date shall not be more than 30 calendar days prior to the first solicitation of such consent or waiver or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the TIA.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 10.4, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the register.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 10.5.          Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated.  The Company in exchange for its Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

Section 10.6.          Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture, amendment or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any supplemental indentures which affect the Trustee’s own rights, duties, immunities, or indemnities under this Indenture, the Securities or otherwise.

ARTICLE XI.
MISCELLANEOUS

Section 11.1.          Notices.

Any request, direction, instruction, demand, document, notice or communication by the Company, any Guarantor or the Trustee to the other, or by a Holder to the Company or the Trustee, shall be in English and in writing and delivered in person, mailed by first-class mail or delivered by overnight courier as follows:

if to the Company or any Guarantor:

MercadoLibre Inc.
Posta 4789, 6th Floor
Buenos Aires, Argentina, C1430CRG
E-mail address: jcimach@mercadolibre.com
 Attention: General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
E-mail address: ngrabar@cgsh.com
Attention: Nicolas Grabar

if to the Trustee:

The Bank of New York Mellon
240 Greenwich Street,
New York, NY 10286
E-mail address: gcs.specialty.glam.conv@bnymellon.com
Attention: Corporate Trust Administration

Notices shall be effective upon the recipient’s actual receipt thereof.  Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication to (i) a Securityholder of a Certificated Security shall be mailed by first-class mail to his address shown on the register kept by the Registrar and (ii) a Securityholder of a Global Security shall be delivered to the Depositary in accordance with its applicable procedures.  Failure to give a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication to any Securityholder is given in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information.  Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 11.2.          Communication by Holders with Other Holders.

Securityholders of a Series may communicate pursuant to TIA § 312(b), as if such section applied hereto, with other Securityholders of such Series with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Agents and anyone else shall have the protection of TIA § 312(c).

Section 11.3.          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor, if applicable, to the Trustee to take any action under this Indenture, the Company or any such Guarantor shall furnish to the Trustee:

1.
an Officer’s Certificate (which shall include the statements set forth in Section 11.4) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

2.	an Opinion of Counsel (which shall include the statements set forth in Section 11.4 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.4.          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 5.2 in accordance with TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include substantially:

1.	a statement that the Person making such certificate or opinion has read such covenant or condition;

2.	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

3.
a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and

4.	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous.  Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.5.          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series.  Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.6.          Legal Holidays.

If a payment date is not a Business Day, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

Section 11.7.          No Personal Liability of Directors, Officers, Employees and Certain Others.

No director, officer, employee, incorporator or similar founder, stockholder or member of the Company or any Guarantor, as such, will have any liability for or any obligations of the Company or any Guarantor under this Indenture or the Securities, or any Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.8.          FATCA.

The Company agrees that if reasonably requested in writing by the Trustee or any Agent (for purposes of this Section 11.8, the “Trustee”), the Company shall provide such information in its possession as is reasonably necessary for the Trustee to comply with the requirements of Sections 1471 to 1474 of the U.S. Internal Revenue Code, as amended, and any current or future regulations or official interpretations thereof (collectively, “FATCA”), in relation to a payment made under the Indenture, the Securities or any Guarantee; provided, however, that the Company shall not be required to provide any information that it is prohibited from disclosing.  The Trustee shall be entitled to make any withholding or deduction from payments under the Indenture, the Securities or any Guarantee to the extent necessary to comply with FATCA.  The Trustee shall have no liability for, and the Company shall indemnify and hold harmless the Trustee against any liability for, any withholding or deduction made by the Trustee, or any failure by the Trustee to make any withholding or deduction, in each case to the extent such action or failure to act was taken in reliance on the information provided by the Company pursuant to the first sentence of this Section 11.8 or as a result of the Company’s failure to provide information pursuant to the first sentence of this Section 11.8.

Section 11.9.          Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Indenture by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 11.10.          Governing Laws.

THIS INDENTURE, THE SECURITIES AND ANY GUARANTEE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR ANY GUARANTEE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 11.11.          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12.          Successors and Assigns.

All covenants and agreements of the Company and any Guarantor in this Indenture and the Securities shall bind their respective successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13.          Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14.          Table of Contents, Headings, Etc.

The table of contents, cross reference table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15.          Judgment Currency.

Each of the Company and any Guarantor, if applicable, agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of this Indenture or the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the recipient could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the recipient could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any Business Day.

Section 11.16.          English Language.

This Indenture has been negotiated and executed in the English language.  All certificates, reports, notices and other documents and communications delivered or delivered pursuant to this Indenture (including any modifications or supplements hereto), shall be in the English language, or accompanied by a certified English translation thereof.  In the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Indenture, and absent manifest error, control the meaning of the matters set out therein.

Section 11.17.          Submission to Jurisdiction; Appointment of Agent.

Any suit, action or proceeding against the Company or any Guarantor or its respective properties, assets or revenues with respect to this Indenture, the Securities or any Guarantee (a “Related Proceeding”) may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion.  The Company and any Guarantor hereby consent to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding and have irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent they may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.  The Company and any Guarantor hereby agree that service of all writs, claims, process and summonses in any Related Proceeding brought against them in the State of New York may be made upon Corporation Service Company (the “Process Agent”).  Each of the Company  and any Guarantor has irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and hereby agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon.  The Company and any Guarantor hereby agree to have an office or to maintain at all times an agent with offices in the United States of America to act as Process Agent.  Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 11.18.          Waiver of Immunity.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture, Securities and/or any Guarantees.

Section 11.19.          Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, ANY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 11.20.          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA § 318(c), the imposed duties shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

MERCADOLIBRE, INC.

By:
Name:
Title:

MERCADOLIBRE S.R.L.
By:
Name:
Title:

EBAZAR.COM.BR LTDA.

By:
Name:
Title:

IBAZAR.COM ATIVIDADES DE INTERNET LTDA.

By:
Name:
Title:

MERCADOENVIOS SERVICOS DE LOGISTICA LTDA.

By:
Name:
Title:

Signature Page to Base Indenture

MERCADOPAGO.COM REPRESENTAÇÕES LTDA.

By:
Name:
Title:

DEREMATE.COM DE MEXICO, S. DE R.L. DE C.V.

By:
Name:
Title:

MERCADOLIBRE, S. DE R.L. DE C.V.

By:
Name:
Title:

MERCADOLIBRE CHILE LTDA.

By:
Name:
Title:

MERCADOLIBRE COLOMBIA LTDA.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, As Trustee, Registrar, Paying Agent and Transfer Agent

By:
Name:
Title:

Signature Page to Base Indenture